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April 9, 2012

Pressure BioSciences, Inc. 14 Norfolk Avenue South Easton, Massachusetts 02375
Pressure BioSciences, Inc. 14 Norfolk Avenue South Easton, Massachusetts 02375

Re:	Registration Statement on Form S-3 (333-176828)

Ladies and Gentlemen:

Reference is made to our legal opinion dated September 13, 2011 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-176828) filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2011 (the “Registration Statement”) by Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”).  We are rendering this supplemental legal opinion in connection with the prospectus supplement (the “Prospectus Supplement”) dated April 9, 2012 to the Registration Statement, relating to the offer and sale by the Company of 500 shares of Series E Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”) pursuant to a Securities Purchase Agreement dated April 6, 2012 (the “Agreement”) among the Company and the Purchaser signatory thereto (the “Purchaser”). We also are rendering this supplemental legal opinion in connection with the offering of up to an aggregate of 1,113,033 shares of common stock, par value $0.01 per share (the “Common Stock”) issuable upon conversion of the Preferred Shares (the “Conversion Shares”) and issuable in lieu of cash payment of dividends on the Preferred Shares, including a make-whole adjustment (the “Dividend Shares”), together with an equal number of rights (the “Rights”) issuable pursuant to that certain Rights Agreement dated February 27, 2003, between the Company and Computershare Trust Company, as amended (the “Rights Agreement”), providing, in effect, for the delivery of a Right, along with each share of Common Stock issued by the Company (the Preferred Shares, Conversion Shares, Dividend Shares and Rights being referred to collectively as the “Securities”).

You have requested that we render the opinions set forth in this letter and we are furnishing this legal opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Securities Act.

In connection with this legal opinion, we have examined the following documents (collectively, the “Documents”): (1) the Registration Statement, (2) the exhibits to the Registration Statement, (3) the Prospectus Supplement, (4) the Agreement, (5) a specimen stock certificate for the Preferred Shares, (6) the Rights Agreement, (7) the Company’s Restated Articles of Organization, as amended, including the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Charter”), and Amended and Restated Bylaws, as amended (the “Bylaws”), as in effect on the date hereof, (8) the corporate records and resolutions of the Company relating to the proceedings of the Board of Directors of the Company relating to the Registration Statement, the Prospectus Supplement and the transactions contemplated by the Agreement, and (9) a certificate of officers of the Company certifying as to the Charter, Bylaws, resolutions of the Board of Directors, incumbency of officers and certain factual matters.

For purposes of this legal opinion, we have assumed, without any investigation, (1) the legal capacity of each natural person, (2) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (3) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (4) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (5) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (6) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (7) the conformity to the original of each document submitted to us as a copy, (8) the authenticity of the original of each document submitted to us as a copy, (9) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (10) there has been no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith. We have also assumed that the Preferred Shares and the Conversion Shares and Dividend Shares will be issued against payment of valid consideration under applicable law.

We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

The opinions expressed herein are based solely upon: (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, including the statutory provisions and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraphs 1 through 4 below, and our express opinions therein contained shall not be interpreted to be an implied opinion upon any other matter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. The Preferred Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Agreement, will be validly issued, fully paid and non-assessable.

2. The Conversion Shares have been duly authorized and, when issued and delivered by the Company upon conversion of the Preferred Shares in accordance with the Charter, will be validly issued, fully paid and non-assessable.

3. The Dividend Shares have been duly authorized and, when issued and delivered by the Company in accordance with the Charter, will be validly issued, fully paid and non-assessable

4. The Rights have been duly authorized and, when issued and delivered by the Company as set forth in the Rights Agreement, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this legal opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this legal opinion with the Commission and the incorporation by reference of this legal opinion into the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

As counsel to the Company, we have furnished this opinion in connection with the Registration Statement and the filing of the Prospectus Supplement. This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without our express written permission.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP